SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 23, 2010
Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of 2010 Long-Term Incentive Awards
On February 23, 2010, the Compensation Committee (the “Committee”) of the Board of Trustees of First Potomac Realty Trust (the “Company”) approved the grant of time-vesting and performance-based restricted common share awards to the Company’s named executive officers. The time-vesting awards were in the following amounts: Douglas J. Donatelli (24,218 shares); Nicholas R. Smith (16,766 shares); Barry H. Bass (15,835 shares); James H. Dawson (15,835 shares); and Joel F. Bonder (11,177 shares). Pursuant to the Restricted Stock Agreement for each of these time-vesting awards, the awards will vest ratably over four years beginning on the first anniversary of the date of grant.
The performance-based awards were in the following: Douglas J. Donatelli (24,218 shares); Nicholas R. Smith (16,766 shares); Barry H. Bass (15,835 shares); James H. Dawson (15,835 shares); and Joel F. Bonder (11,177 shares). Pursuant to the Restricted Stock Agreement for each of these performance-based awards:
•	25% of the total shares granted under this award will vest on the day on which the Total Return (as defined below) for the period commencing February 23, 2010 equals at least 40% for ten consecutive business days, provided, however, that such shares will be forfeited if this condition is not satisfied by February 23, 2016:

•	25% of the total shares granted under this award will vest on the day on which the Total Return for the period commencing February 23, 2010 equals at least 50% for ten consecutive business days, provided, however, that such shares will be forfeited if this condition is not satisfied by February 2017;

•	25% of the total shares granted under this award will vest on the day on which the Total Return for the period commencing February 23, 2010 equals at least 65% for ten consecutive business days, provided, however, that such shares will be forfeited if this condition is not satisfied by February 23, 2019; and

•	25% of the total shares granted under this award will vest on the day on which the Total Return for the period commencing February 23, 2010 equals at least 80% for ten consecutive business days, provided, however, that such shares will be forfeited if this condition is not satisfied by February 23, 2020.
Total Return means the appreciation in the closing sale price of the Company’s common shares on the New York Stock Exchange plus any distributions made by the Company to its shareholders. Pursuant to these agreements, the named executive officers will have the right to vote and receive distributions on the outstanding unvested restricted common shares.
A copy of the form of Restricted Stock Agreement (Time-Vesting) and the form of Restricted Stock Agreement (Performance-Based), pursuant to which the awards have been made, are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
            (d)       Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement (Time-Vesting).

10.2	Form of Restricted Stock Agreement (Performance-Vesting).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

March 1, 2010	/s/ Joel F. Bonder Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement (Time-Vesting).

10.2	Form of Restricted Stock Agreement (Performance-Vesting).